EXHIBIT 21

LIST OF SUBSIDIARIES


         Name                       State / Country      Percentage Ownership
                                    of Incorporation      as of July 31, 2000
-------------------------------------------------------------------------------

1. Equidyne Systems, Inc.           California                 100%

2. Dynamic Dental Systems, Inc.     Georgia                    100%